                  The information in this preliminary prospectus supplement is not complete and may be changed.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2006

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-117835

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 19, 2004)

$1,000,000,000
American Express Company
$                               % Notes due September      , 2011
$                               % Notes due September      , 2016

      We will pay interest on the      % notes due September    , 2011, or the 2011 notes, and the      % notes due September    , 2016, or the 2016 notes, which we refer to collectively in this prospectus supplement as the notes, semi-annually on March     and September     of each year. The first interest payment will be made on March    , 2007. The 2011 notes will mature on September    , 2011 and the 2016 notes will mature on September    , 2016.

      We may not redeem the notes of either series prior to maturity unless certain events occur involving United States taxation. We describe these events under the heading “Description of Notes—Redemption Upon a Tax Event” on page S-15 of this prospectus supplement. The notes of each series will be our senior unsecured obligations and will rank prior to all of our present and future subordinated indebtedness and on an equal basis with all of our other present and future senior unsecured indebtedness.

      We will not list the notes on any exchange.

      We will only issue the notes in book-entry form registered in the name of a nominee of The Depository Trust Company, New York, New York, or DTC. Beneficial interests in the notes will be shown on, and transfers of such interests will be made only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme, and the Euroclear System. Except as described in this prospectus supplement, we will not issue notes in definitive form.

      The underwriters are offering the notes for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers.

	Price to Public(1)		Underwriting Discounts and Commissions		Proceeds to the Company(1)
Per 2011 note		%		%		%
Total for 2011 notes	$		$		$
Per 2016 note		%		%		%
Total for 2016 notes	$		$		$

(1) Plus accrued interest, if any, from September    , 2006.

      Delivery of the notes will be made on or about September    , 2006.

      Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Banc of America Securities LLC
BNP PARIBAS
Mitsubishi UFJ Securities
RBS Greenwich Capital
Wachovia Securities
The Williams Capital Group, L.P.

The date of this prospectus supplement is September    , 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes of each series that we are offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes of each series that we are offering. The description of the terms of the notes of each series contained in this prospectus supplement supplements the description under “Description of Debt Securities” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

      When we use the terms “American Express,” the “Company,” “we,” “us” or “our” in this prospectus supplement, we mean American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

      You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us or the underwriters specifying the final terms of this offering. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates.

      To the extent the offer of the notes is made in any Member State of the European Economic Area that has implemented the European Council Directive 2003/71/EC (such Directive, together with any applicable implementing measures in the relevant home Member State under such Directive, the “Prospectus Directive”) before the date of publication of a prospectus in relation to the notes which has been approved by the competent authority in that Member State in accordance with the Prospective Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in that Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

      This document is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

      The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

      In connection with the issue of the notes, Credit Suisse Securities (USA) LLC, or the stabilizing manager (or persons acting on behalf of the stabilizing manager), may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

SUMMARY

      The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

      We, together with our subsidiaries, are a leading global payments, network and travel company that offers its products and services throughout the world. Our principal operating subsidiary is American Express Travel Related Services Company, Inc.

      Through our Global Network Services and Merchant Services business, we operate a global general-purpose charge and credit Card network, the functions of which include operations, service delivery, systems, authorization, clearing, settlement and brand advertising and marketing; the development of new and innovative products for the network; and establishing and enhancing relationships with merchants globally.

      The global merchant services business also includes entering into agreements with merchants to accept Cards (merchant acquisition) and accepting and processing Card transactions and paying merchants that accept Cards for purchases made by Cardmembers with Cards (transaction processing). We also provide point-of-sale and back-office products and services and marketing programs to merchants.

      Our U.S. Card Services business includes the U.S. proprietary consumer Card business, OPEN from American Express, the global Travelers Cheques and Prepaid Services business and the American Express U.S. Consumer Travel Network. The U.S. proprietary consumer Card business and OPEN from American Express issue a wide range of Card products and services to consumers and small businesses in the United States, including a variety of credit Cards that have a range of different payment terms, grace periods and rate and fee structures. The American Express U.S. Travel Network provides travel services to Cardmembers and other consumers, which complements the travelers check and prepaid services businesses.

      Through our International Card & Global Commercial Services business we provide proprietary consumer Cards and small business Cards outside the United States. International Card & Global Commercial Services also offers global corporate products and services, including Corporate Cards, issued to individuals through corporate accounts established by employers, Business Travel, which helps businesses manage their travel expenses through a variety of travel-related products and services, and Corporate Purchasing Solutions, involving accounts established by companies to pay everyday business expenses.

      International Card & Global Commercial Services also includes our subsidiary, American Express Bank, Ltd., which serves affluent and high-net worth individuals and financial institutions through over 70 locations in 45 countries and regions worldwide.

      Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

The Offering

Issuer	American Express Company.

Offered Securities	$ initial aggregate principal amount of % notes due September , 2011. $ initial aggregate principal amount of % notes due September , 2016.

Maturity Date	The 2011 notes will mature on September , 2011. The 2016 notes will mature on September , 2016.

Interest Payment Dates	March and September of each year, beginning March , 2007.

Redemption	We may not redeem the notes of either series prior to maturity unless certain events occur involving United States taxation. See “Description of Notes—Redemption Upon a Tax Event.”

Markets	The notes are offered for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers. See “Underwriting.”

Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes of each series, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market for the notes of either series and may discontinue any market-making at any time at their sole discretion.

Minimum Denomination; Form and Settlement	We will issue the notes of each series, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of one or more fully registered global certificates, or the global notes, which we will deposit on or about September , 2006 with, or on behalf of, DTC and register in the name of DTC's nominee, Cede & Co., for the accounts of the participants in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream.

Except as described in this prospectus supplement, beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. You may choose to hold interests in the global notes through DTC or through Euroclear or Clearstream if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Euroclear and Clearstream will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. See “Description of Notes—Book-Entry, Delivery and Form.” Initial settlement for the notes will be made in immediately available funds in U.S. dollars. Secondary market trading between DTC participants of beneficial interests in the global notes will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading of beneficial interests in the global notes between Clearstream participants and/or Euroclear participants will settle in immediately available funds.

Withholding Tax	We will pay principal of and interest on the notes of each series beneficially owned by a Non-United States Holder (as defined under “Certain United States Federal Income Tax Considerations” below) without withholding or deduction for United States withholding taxes subject to the requirements and limitations set forth in this prospectus supplement under “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We anticipate that we will use the net proceeds from this offering for general corporate purposes, including, together with other available cash resources, for the repayment at maturity of our $1 billion aggregate principal amount of 5 1⁄2% notes due September 2006 and any related interim financing.

Trustee	U.S. Bank National Association, or U.S. Bank, as successor in interest to Wachovia Bank, National Association.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus are not exclusive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

      Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the documents that are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

RECENT DEVELOPMENTS

      Beginning in mid-July 2002, 12 putative class action lawsuits were filed in the United States District Court for the Southern District of New York. In October 2002, these cases were consolidated under the caption In re American Express Company Securities Litigation. These lawsuits allege violations of the federal securities laws and the common law in connection with alleged misstatements and omissions regarding certain investments in high-yield bonds and write-downs in the 2000-2001 timeframe. The purported class covers the period from July 18, 1999 to July 17, 2001. The actions seek unspecified compensatory damages as well as disgorgement, punitive damages, attorneys' fees and costs, and interest. On March 31, 2004, the District Court granted the Company's motion to dismiss the lawsuit. Plaintiffs appealed the dismissal to the United States Court of Appeals for the Second Circuit. On August 7, 2006, the Court of Appeals, without expressing any views whatsoever on the merits of the cases, vacated the District Court's judgment and remanded all claims to the District Court for further proceedings. More particularly, the Court of Appeals reversed the District Court's ruling that two of the plaintiffs' claims in an amended complaint did not “relate back” to the original complaint and were thus time-barred under the statute of limitations period. As a result, the Court of Appeals decided that it was prudent to remand all claims back to the District Court so that plaintiffs could file a new amended complaint. The Company continues to believe that it has meritorious defenses to the action and intends to file a new motion to dismiss the lawsuit once the amended complaint is filed.

USE OF PROCEEDS

      We estimate that the net proceeds from the sale of the notes will be approximately $            million, after deducting the underwriters' discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including, together with other available cash resources, for the repayment at maturity of our $1 billion aggregate principal amount of 5 1⁄2% notes due September 2006 and any related interim financing.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
	(in millions of U.S. dollars)
Earnings
Pre-tax income from continuing operations	$1,848	$4,248	$3,831	$3,415	$3,021	$1,737
Interest expense	1,297	2,168	1,659	1,606	1,832	2,856
Other adjustments	70	150	151	154	174	175

Total earnings (a)	$3,215	$6,566	$5,641	$5,175	$5,027	$4,768

Fixed charges
Interest expense	$1,297	$2,168	$1,659	$1,606	$1,832	$2,856
Adjustments	54	151	145	139	151	170

Total fixed charges (b)	$1,351	$2,319	$1,804	$1,745	$1,983	$3,026

Ratio of Earnings to Fixed Charges (a/b)	2.38	2.83	3.13	2.97	2.54	1.58

      Included in interest expense in the above computation is interest expense related to the international banking operations and the Cardmember lending activities, which is netted against net investment income and Cardmember lending net finance charge revenue, respectively, in our consolidated statements of income included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

      For purposes of the “earnings” computation, other adjustments include adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by us, the minority interest in the earnings of majority-owned subsidiaries with fixed charges and the interest component of rental expense, and subtracting undistributed net income of affiliates accounted for under the equity method.

      For purposes of the “fixed charges” computation, adjustments include adding capitalized interest costs and the interest component of rental expense.

CAPITALIZATION

      The table below shows the capitalization of American Express Company and its subsidiaries as of June 30, 2006. The “As Adjusted” column reflects our issuance of the notes in this offering and the issuance of $750 million principal amount of our 6.80% subordinated debentures in July 2006, as well as the use of proceeds to repay certain of our indebtedness as described under “Use of Proceeds.” You should read this table along with our consolidated financial statements, which are included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2006
	Actual	As Adjusted
	(in millions of U.S. dollars)
Short-Term Debt	$15,035	$15,035
Long-Term Debt	36,173	36,923
Shareholders' Equity:
Common shares, $.20 par value, authorized 3.6 billion shares; issued and outstanding 1,216 million shares	243	243
Additional paid-in capital	8,981	8,981
Retained earnings	1,349	1,349
Other comprehensive income (loss), net of tax:
Net unrealized securities gains	(29)	(29)
Net unrealized derivative gains	176	176
Foreign currency translation adjustments	(226)	(226)
Minimum pension liability	(19)	(19)

Total accumulated other comprehensive (loss) income	(98)	(98)

Total shareholders' equity	10,475	10,475

Total Capitalization	$61,683	$62,433

      Other than as described in this prospectus supplement and the accompanying prospectus, there has been no material change in the consolidated capitalization of American Express Company and its subsidiaries since June 30, 2006.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

      We present in the table below our selected consolidated financial data, which should be read in conjunction with and is qualified in its entirety by reference to “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2005, and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited consolidated financial statements and the related notes contained in our Quarterly Report on Form 10-Q for the six-month period ended June 30, 2006, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected consolidated financial data for the fiscal year ended December 31, 2005 have been derived from our financial statements, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The selected consolidated financial data for the fiscal year ended December 31, 2004 and the selected operating results for the fiscal year ended December 31, 2003 have been derived from our financial statements, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. The selected consolidated balance sheet data as of December 31, 2003 and the selected consolidated financial data for the fiscal years ended December 31, 2002 and 2001 have been derived from our unaudited financial statements, which were restated to reflect certain discontinued operations, including the spin-off of Ameriprise Financial, Inc. in September 2005, and were not re-audited following such restatement.

      The selected consolidated financial data for the six months ended June 30, 2006 and June 30, 2005 have been derived from our unaudited consolidated financial statements. In the opinion of our management, the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full fiscal year.

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(in millions of U.S. dollars)
OPERATING RESULTS
Revenues	$13,169	$11,660	$24,267	$21,964	$19,549	$18,079	$17,710
Expenses	10,402	9,451	20,019	18,133	16,134	15,058	15,973
Income (loss) from discontinued operations	(30)	354	513	830	665	529	(26)
Net income	$1,818	$1,959	$3,734	$3,445	$2,987	$2,671	$1,311

	As of June 30, 2006	As of December 31,
		2005	2004	2003	2002	2001
	(in millions of U.S. dollars)
BALANCE SHEET
Cash and cash equivalents	$6,798	$7,126	$7,808	$3,967	$3,939	$4,542
Accounts receivable and accrued interest, net	35,795	35,497	32,398	29,394	27,677	27,997
Investments	21,509	21,334	21,675	19,305	20,272	17,354
Loans, net	44,016	40,801	34,256	31,706	27,212	25,799
Assets of discontinued operations	—	—	87,141	80,207	69,242	66,921
Total assets	117,281	113,960	194,216	175,861	158,299	151,617
Customers' deposits	22,056	24,579	20,107	20,252	17,252	13,471
Travelers Cheques outstanding	7,187	7,175	7,287	6,819	6,623	6,190
Short-term debt	15,035	15,633	14,316	18,983	21,272	31,554
Long-term debt	36,173	30,781	32,676	20,209	16,188	7,668
Liabilities for discontinued operations	—	—	80,675	73,193	63,112	61,575
Shareholders' equity	10,475	10,549	16,020	15,323	13,861	12,037

DESCRIPTION OF NOTES

      This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description.

General

      The notes of each series offered by this prospectus supplement are senior debt securities issued under our senior debt indenture dated as of May 1, 1997 as supplemented by the first supplemental indenture dated as of October 25, 2000. The 2011 notes are initially being offered in an aggregate principal amount of $               and will mature on September    , 2011 at 100% of their principal amount. The 2016 notes are initially being offered in an aggregate principal amount of $               and will mature on September    , 2016 at 100% of their principal amount. We may, without consent of the holders, increase the principal amount of the notes of either series in the future, on the same terms and conditions and with the same CUSIP number as the notes of the applicable series being offered hereby, as more fully described in “—Further Issues” below. The notes of each series will be our senior unsecured obligations and will rank prior to all present and future subordinated indebtedness of the Company and on an equal basis with all other present and future senior unsecured indebtedness of the Company.

      We will pay interest on the notes of each series from September    , 2006 at the respective rates per annum set forth on the cover page of this prospectus supplement, on March     and September     of each year, beginning March    , 2007, to the persons who are registered as the owners of the notes at the close of business on the 15th day preceding the applicable interest payment date, subject to certain exceptions. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. We will not redeem the notes of either series prior to maturity unless certain events occur involving United States taxation. In such event, we will redeem the notes at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See “—Redemption Upon a Tax Event.” If any day on which a payment is due is not a Business Day (as defined below), then the holder of the note shall not be entitled to payment of the amount due until the next Business Day and shall not be entitled to any additional principal, interest or other payment as a result of such delay except as otherwise provided under “—Payment of Additional Amounts.”

      “Business Day” means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.

Book-entry, Delivery and Form

      We will issue the notes of each series in the form of one or more fully registered global notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will deposit the notes of each series with, or on behalf of, DTC and will register the notes of each series in the name of Cede & Co., DTC's nominee.

      Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on your behalf as direct and indirect participants in DTC, or DTC participants. You may elect to hold interests in the global notes either through DTC (inside the United States) or through Clearstream or Euroclear (outside of the United States) if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      As long as the notes of a series are represented by the global notes, we will pay principal of and interest on the notes to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC, Euroclear or Clearstream, as applicable, will credit the relevant accounts of their participants on the applicable date. The Company, the trustee and all of their agents will not be liable for the accuracy of, or responsible for maintaining, supervising or reviewing, DTC's records or any participant's records relating to book-entry notes. The Company, the trustee and all of their agents also will not be responsible or liable for payments made on account of the book-entry notes.

      We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

      As to DTC: DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      As to Clearstream: Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

      Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

      As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

      Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

      As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

      Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

      The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator. The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

      All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

      Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

      The foregoing information with respect to DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

      Investors will make initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected through DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary. Such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

      Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

      We will issue notes in definitive registered form in exchange for the global notes in the following instances. If DTC notifies us that it is unwilling or unable to continue as depository for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days, we will issue notes in definitive form. We will also issue definitive notes in exchange for the global notes if an event of default with respect to the notes occurs and is continuing as described under “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus. If we issue definitive notes, the notes may be presented for registration of transfer and exchange at the office of the trustee in New York, New York. In such circumstances, we will pay principal of, and interest on, the notes at the office of the trustee in New York, New York. We will make payments of principal on the notes only against surrender of such notes. Payment of interest on any interest payment date on any notes will be made to the person in whose name such note is registered on the March     or September    , as the case may be, immediately preceding such interest payment date, except that interest payable at maturity will be payable to the person to whom the principal of the note is paid. All payments of principal and interest will be made by U.S. dollar check drawn on a bank in The City of New York and mailed to the person in whose name such notes are registered at such person's address as provided in the register. For holders of at least $1,000,000 in aggregate principal amount of notes, we will make payment by wire transfer to a U.S. dollar account maintained by the payee with a bank in The City of New York or in Europe, provided that the trustee receives a written request from such holder to such effect designating such account no later than the March     or September    , as the case may be, immediately preceding such interest payment date.

Payment of Additional Amounts

      We will, subject to the exceptions and limitations set forth below, pay as additional interest on each series of notes, such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on the notes to a holder who is a Non-United States Holder (as defined under “Certain United States Federal Income Tax Considerations” below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no such withholding or deduction been required.

      However, our obligation to pay additional amounts shall not apply:

(1) to a tax, assessment or governmental charge that would not have been imposed but for the beneficial owner or the holder, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States:

(b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, or the Code, or any successor provision or being or having been a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code or any successor provision;

(2) to any beneficial owner that is not the sole beneficial owner of a note, or a portion thereof, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to a tax, assessment or governmental charge (including backup withholding) that would not have been imposed but for the failure of the holder or any other person to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such note, if compliance is required by statute or by regulation of the United States Treasury Department, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete relief or exemption from such tax, assessment or other governmental charge (including, but not limited to, the failure to provide United States Internal Revenue Service, or IRS, Form W-8BEN, W-8ECI or any subsequent versions thereof), or any other certification, information, documentation, reporting or other similar requirement under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from any tax, assessment or governmental charge;

(4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(5) to a tax, assessment or governmental charge that would not have been imposed or withheld but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation of a note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later;

(7) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(8) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent;

(9) to any withholding or deduction which is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the European Union's Economic and Finance Ministers Council meeting of 26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to, any such directive (including the Council Directive 2003/48/EC adopted on June 3, 2003); or

(10) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

      The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” we shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Redemption Upon a Tax Event

      If as a result of (a) any change in (including any announced prospective change), or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in (including any announced prospective change), or amendment to, any official position regarding the application or interpretation of such laws, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or (b) a taxing authority of the United States taking any action, or such action becoming generally known, on or after the date of this prospectus supplement, whether or not such action is taken with respect to us or any of our affiliates, there is in either case a material increase in the probability that we will or may be required to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” above, then we may in either case, at our option, redeem, in whole or in part, the notes of each series on at least 30 days' and no more than 60 days' prior written notice, at a redemption price equal to the principal amount of the notes of such series being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption.

      In order to exercise this right, we must determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the notes of the relevant series. Prior to the publication of any notice of redemption, we will deliver to the trustee an officer's certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred and an opinion of counsel to that effect based on that statement of facts.

Further Issues

      We may from time to time, without notice to or the consent of the registered holders of the notes of a series, create and issue further notes of such series ranking on an equal basis with the notes of such series being offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except, in some circumstances, for the first payment of interest following the issue date of such further notes). Such further notes shall be consolidated and form a single series with the notes of such series being offered hereby and shall have the same terms as to status, redemption or otherwise as the notes of such series being offered hereby.

Notices

      So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Trustee

      U.S. Bank, as the corporation succeeding to all or substantially all of the corporate trust business of Wachovia Bank, National Association, shall be the successor trustee under the first supplemental indenture dated as of October 25, 2000 with respect to the notes and will be the paying agent and registrar for the notes. We and our affiliates have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank or its affiliates. For example, U.S. Bank provides custodial services to us and provides corporate trust services to our affiliates. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

      Within 90 days after a default, the trustee must give to the holders of the notes notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. The trustee may resign or be removed by the holders of a majority of the notes of one or more series (each voting as a class) in certain circumstances, and a successor trustee may be appointed by us to act with respect to the notes.

Unclaimed Funds

      All funds deposited with the trustee or any paying agent for the payment of principal, interest or additional amounts in respect of the notes of a series that remain unclaimed for two years after the maturity date of such series will be returned to the Company upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against the Company.

Governing Law

      The notes, the senior debt indenture dated as of May 1, 1997 and the first supplemental indenture dated as of October 25, 2000 will be governed by and construed in accordance with the laws of the State of New York. Actions relating to the notes and indenture may be brought in the state or federal courts in New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain United States federal income tax considerations that may be relevant to persons considering the purchase of notes. This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with notes that will be held as capital assets and, except where otherwise specifically noted, is only addressed to persons who purchase notes in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, or persons that have a “functional currency” other than the U.S. dollar.

      Persons considering the purchase of notes should consult their own tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

      As used under this heading “Certain United Federal Income Tax Considerations,” the term “United States Holder” means a beneficial owner of a note that is (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political supervision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust's administration and (B) one or more United States persons have the authority to control all of the trust's substantial decisions. As used under this heading “Certain United States Federal Income Tax Considerations” and the heading “Payment of Additional Amounts,” the term “Non-United States Holder” means a beneficial owner of a note that is not a United States Holder.

Tax Consequences to United States Holders

      Payments of Interest

      Payments of stated interest on a note will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder's method of tax accounting).

      Purchase, Sale, Exchange and Retirement

      A United States Holder's tax basis in a note generally will equal the cost of such note to such holder. Upon the sale, exchange or retirement of a note, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the United States Holder's tax basis in such note. Such gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

      Information Reporting and Backup Withholding

      Under current United States federal income tax law, information reporting requirements apply with respect to payments made to United States Holders of notes unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Company or its paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-United States Holders

      Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

•	No withholding of United States federal income tax generally will be required with respect to the payment by the Company or any issuing and paying agent of principal or interest on a note owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder).

•	A Non-United States Holder will generally not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a note, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

•	A note beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

      Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-United States Holder may be subject to a “branch profits” tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

      United States information reporting requirements and backup withholding tax will not apply to payments on a note if the beneficial owner (i) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (ii) otherwise establishes an exemption.

      Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States Holders or is engaged in the conduct of a United States trade or business.

      Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (ii) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a note by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

      For purposes of applying the above rules for Non-United States Holders to an entity that is treated as a pass-through entity, such as a partnership or trust, the beneficial owner means each of the ultimate beneficial owners of the entity.

      The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder's particular situation, and are subject to change. In addition, special rules apply to certain types of Non-United States Holders including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

UNDERWRITING

      Under the terms and subject to the conditions contained in a terms agreement dated September    , 2006 incorporating by reference an underwriting agreement dated October 1, 1991, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Banc of America Securities LLC are acting as representatives, the following respective principal amounts of the notes:

Name	Principal Amount of 2011 Notes	Principal Amount of 2016 Notes
Credit Suisse Securities (USA) LLC	$	$
Banc of America Securities LLC
BNP Paribas Securities Corp.
Greenwich Capital Markets, Inc.
Wachovia Capital Markets, LLC
Mitsubishi UFJ Securities International plc
The Williams Capital Group, L.P.

Total	$	$

      The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes of each series are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes of a series if any notes of that series are taken.

      The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of    % of the principal amount of the 2011 notes and      % of the principal amount of the 2016 notes. The underwriters may allow, and such dealers may reallow, concessions not in excess of    % of the principal amount of the 2011 notes and      % of the principal amount of the 2016 notes on sales to other dealers. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives.

      Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market for the notes of each series, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market for the notes of either series and may discontinue any market making at any time at their sole discretion. Accordingly, we can provide no assurance as to the liquidity of, or trading markets for, the notes of either series.

      In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase in connection with the offering of the notes, creating a naked short position for their own account. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the stabilizing manager is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase notes in the offering. As an additional means of facilitating the offering of notes, the underwriters may bid for, and purchase, these notes in the open market to stabilize the price of these notes. Finally, the underwriters may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering, if the underwriters repurchase previously distributed notes to cover short positions or to stabilize the price of these notes. Any of these activities may raise or maintain the market price of these notes above independent market levels or prevent or retard a decline in the market price of these notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

      Commonwealth of Australia

      No prospectus supplement or accompanying prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the notes has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”). Accordingly, each underwriter has represented and agreed that it:

(a) has not made or invited, and will not make or invite, an offer of the notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b) has not distributed or published, and will not distribute or publish, the prospectus supplement and the accompanying prospectus or any other offering material or advertisement relating to the notes in Australia, unless (i) the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in other currencies) (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors under Part 6D.2 of the Corporations Act 2001 of Australia, (ii) such action complies with all applicable laws, regulations and directives, and (iii) does not require any document to be lodged with the ASIC.

      China

      Each underwriter has represented, warranted and agreed that the notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People's Republic of China (for such purposes, not including the Hong Kong or Macau Special Administrative Regions or Taiwan).

      European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €  43,000,000; and (3) an annual net turnover of more than €  50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      The European Economic Area selling restriction is in addition to any other selling restrictions set out above or below.

      France

      No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus supplement and accompanying prospectus or any other offering material relating to the notes have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the Code monetaire et financier. The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

      Hong Kong

      The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

      Italy

      Each underwriter has acknowledged and agreed that no prospectus has been nor will be published in Italy in connection with the offering of the notes and that such offering has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, has represented and agreed that the notes may not and will not be offered, sold or delivered, nor may or will copies of this prospectus supplement or the accompanying prospectus or any other documents relating to the notes be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Italian Finance Law”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

      Each underwriter has represented and agreed that any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the notes in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Italian Finance Law, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by appropriate notices to be filed with the Bank of Italy depending, among other things, on the aggregate amount of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

      Any investor purchasing the notes in the offering is solely responsible for ensuring that any offer or resale of the notes it purchased in the offering occurs in compliance with applicable Italian laws and regulations.

      This prospectus supplement and the accompanying prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of the Italian Finance Law and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

      Italy has only partially implemented the Prospectus Directive, and the provisions under the heading “—European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

      Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive in Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in Italy.

      Japan

      The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

      Korea

      Each underwriter has represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any notes in Korea or to, or for the account or benefit of, any resident of Korea, or to others for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, including the Securities and Exchange Law and the Foreign Exchange Transaction Law of Korea; and (ii) it will ensure that any securities dealer to whom it sells notes will agree that it will not re-offer or resell any notes, directly or indirectly, in Korea or to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

      Singapore

      This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

      Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

      Switzerland

      The notes will not be offered or sold, directly or indirectly, to the public in Switzerland, and this prospectus supplement and the accompanying prospectus do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of any of the notes being offered pursuant to this prospectus supplement and the accompanying prospectus on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the relevant listing rules.

      Taiwan

      The notes have not been and will not be registered with the Financial Supervisory Commission, Executive Yuan, of Taiwan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Taiwan except (i) pursuant to the requirements of the related securities laws and regulations of Taiwan and (ii) in compliance with any other applicable requirements of Taiwanese laws.

      United Kingdom

      Each underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

      The aggregate proceeds to us are set forth on the cover page hereof before deducting our expenses in connection with the offering of the notes. We estimate that we will spend approximately $500,000 for printing, trustees and legal fees and other expenses allocable to the offering.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

      Mitsubishi UFJ Securities International plc is not a U.S. registered broker-dealer and, therefore, to the extent it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by NASD regulations.

      From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. The underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of business.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

      The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

      By purchasing the notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under “—Resale Restrictions”; and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

      Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus supplement and the accompanying prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this prospectus supplement and the accompanying prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

      All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

      Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement referred to in the accompanying prospectus, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement.

      Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus supplement the following documents filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2005 (including those portions of our Annual Report to Shareholders for the year ended December 31, 2005 and those portions of our definitive Proxy Statement for the 2006 Annual Meeting of Shareholders that are, in each case, incorporated by reference in our Form 10-K).

•	Current Report on Form 8-K filed on January 13, 2006.

•	Current Report on Form 8-K filed on January 27, 2006, as amended by Current Report on Form 8-K/A filed on April 25, 2006.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

•	Current Report on Form 8-K filed on May 22, 2006.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

•	Current Report on Form 8-K filed on August 2, 2006.

•	All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the notes.

      You may request a copy of these filings at no cost, by writing or telephoning American Express at the following address or telephone number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

LEGAL MATTERS

      The validity of the notes will be passed upon for us by Louise M. Parent, Esq., Executive Vice President and General Counsel of American Express Company. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. From time to time, Cleary Gottlieb Steen & Hamilton LLP provides legal services to American Express Company and its subsidiaries.

EXPERTS

      Our financial statements for the years ended December 31, 2004 and 2003 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which are incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in its reports which are incorporated by reference in this prospectus supplement.

      Our financial statements as of and for the year ended December 31, 2005 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$4,300,000,000
American Express Company
Debt Securities
Preferred Shares
Depositary Shares
Common Shares
Warrants

      American Express Company may offer from time to time in one or more series:

•	unsecured debt securities,
•	preferred shares, par value $1.66 2⁄3 per share,
•	depositary shares,
•	common shares, par value $0.20 per share,
•	warrants to purchase debt securities, preferred shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entity,
•	currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies or
•	warrants relating to other items or indices.

      We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale. All of these securities will have an initial offering price no greater than $4,300,000,000, or the equivalent in foreign denominated currencies, in the aggregate.

      We may offer and sell securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in the accompanying prospectus supplement.

      This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, to which we refer as the SEC, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus for an initial aggregate purchase price of up to $4,300,000,000.

      This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading “WHERE YOU CAN FIND MORE INFORMATION”, before making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

      The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

      Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

•	Current Report on Form 8-K dated May 19, 2004.

•	The description of our common shares contained in the Registration Statement on Form 8-A dated November 13, 1984, as amended on Form 8-A/A on June 12, 2000.

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of this offering.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

      The financial statements which we have incorporated into this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2003 have been audited by Ernst & Young LLP, 5 Times Square, New York, New York 10036, independent registered public accounting firm, to the extent indicated in their report included in that annual report. We have incorporated by reference the financial statements in this prospectus in reliance upon the report of that firm, given on their authority as experts in accounting and auditing.

AMERICAN EXPRESS COMPANY

      Through our subsidiaries, we are in the business of providing travel related services, financial advisory services and international banking services throughout the world.

      We offer travel related services principally through American Express Travel Related Services Company, Inc. and its subsidiaries, or TRS. These services include a variety of products and services, including among others, global card network, issuing and processing services, customized charge cards and credit cards for consumers and businesses worldwide, other consumer and corporate lending and banking products, American Express® Travelers Cheques and prepaid card products, business expense management products and services, corporate travel and travel management services, consumer travel services, tax, accounting and business consulting services, magazine publishing, and merchant transaction processing, and point of sale and back office products and services.

      American Express Financial Corporation, or AEFC, and its subsidiaries are engaged in providing a variety of financial products and services to help individuals, businesses and institutions establish and achieve their financial goals. AEFC's products and services include financial planning and advice, insurance and annuities, a variety of investment products, including investment certificates, mutual funds and limited partnerships, investment advisory services, trust and employee plan administration services, tax preparation and bookkeeping services, personal auto and homeowner's insurance and retail securities brokerage services.

      American Express Bank Ltd., or AEBL, and its subsidiaries offer products that meet the financial service needs of three primary client groups: retail customers, wealthy individuals and financial institutions. AEBL's three primary business lines are Personal Financial Services, The Private Bank and the Financial Institutions Group. AEBL does not do business in the United States except as it relates to its activities outside the United States.

Ratio of Earnings to Fixed Charges

      The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	Six Months Ended June 30, 2004	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	3.96	3.43	2.88	1.52	2.25	2.48

      In computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations, interest expense and other adjustments. Interest expense includes interest expense related to the international banking operations of the Company and cardmember lending activities, which is netted against interest and dividends and cardmember lending net finance charge revenue, respectively, in our consolidated statement of income.

      For purposes of computing “earnings”, other adjustments included adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by the Company, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense and subtracting undistributed net income of affiliates accounted for under the equity method.

      “Fixed charges” consist of interest and other adjustments, including capitalized interest costs and the interest component of rental expense.

USE OF PROCEEDS

      Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

      The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities, that rank on an equal basis with all our other senior unsecured and unsubordinated debt, or they will be subordinated debt securities that will rank junior to all of our senior unsecured debt.

      The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which these general provisions may apply to that particular series of debt securities.

      Our senior debt securities will be issued under a senior debt indenture. Our subordinated debt securities will be issued under a subordinated debt indenture. The trustee under both indentures is J.P. Morgan Trust Company, N.A., as successor to PNC Bank, National Association. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. Forms of the indenture have been filed with the SEC and are incorporated by reference as Exhibits 4(k) and 4(l) to this registration statement on Form S-3 under the Securities Act of 1933, of which this prospectus forms a part.

      The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

Provisions Applicable to Both Senior and Subordinated Debt Securities

General

      The indentures allow us to issue senior and subordinated debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term “trustee” means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

      We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. The applicable prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.

Terms Specified in the Prospectus Supplement

      You should read the prospectus supplement that accompanies this prospectus for information with respect to the debt securities being offered, including:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the maturity date or the method for determining the maturity date;

•	the terms for conversion or exchange, if any, of the debt securities;

•	the interest rate or rates, if any, or the method for computing such rate or rates;

•	the interest payment dates or the method for determining such dates;

•	whether the debt securities will be issued in fully registered form, bearer form or any combination thereof;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

•	if other than U.S. dollars, the currency or currencies or currency unit or units in which debt securities may be denominated and purchased and the currency or currencies or currency unit or units in which principal, premium, if any, and any interest may be payable;

•	if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

•	any mandatory or optional sinking fund, redemption or other similar terms;

•	any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

•	if a trustee other than J.P. Morgan Trust Company, N.A. is named for the debt securities, the name of such trustee;

•	any material federal income tax consequences;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

Payment

      Unless otherwise specified in the applicable prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the addresses registered with the trustee. (Sec. 12.02). The principal corporate trust office of the trustee on the date of this prospectus is J.P. Morgan Trust Company, N.A. 270 Park Avenue, New York, New York 10017.

      If the principal of or premium, if any, or interest, if any, on any series of debt securities is payable in foreign currencies or foreign currency units, or if debt securities are sold for foreign currencies or foreign currency units, the restrictions, elections, material tax consequences, specific terms and other information with respect to such debt securities will be described in the applicable prospectus supplement.

Form of Debt Securities

      We will issue each debt security in global—that is, book-entry—form, unless we specify otherwise in the applicable prospectus supplement. We may issue debt securities solely in fully registered form without coupons, solely in bearer form, with or without coupons, or both as registered securities and bearer securities. (Sec. 2.01).

      Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

      The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

      Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

      A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through participants will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

      Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme and/or any other relevant clearing system.

      We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. Neither we, the trustee, any paying agent nor the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sec. 3.09).

      We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

      We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Sec. 3.05).

      If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.

      Registered and Bearer Securities

      Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Sec. 3.05). If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

Consolidation, Merger and Sale of Assets

      Without the consent of the holders of any of the outstanding debt securities under either indenture, we may consolidate with or merge into, or convey or transfer our properties and assets substantially as an entirety to, any corporation organized under the laws of the United States of America or any State or the District of Columbia, provided that:

•	the successor corporation assumes our obligations on all the debt securities and under the applicable indenture;

•	after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	various other conditions are met.

      Neither indenture restricts a merger or consolidation in which we are the surviving corporation. (Sec. 10.01).

Modification of the Indentures

      We may modify or amend the indentures without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than J.P. Morgan Trust Company, N.A., as successor to PNC Bank, National Association, for a series of debt securities. We may modify or amend the applicable indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

•	modify the terms of payment of principal, premium or interest; or

•	reduce the stated percentage of holders of debt securities necessary to modify or amend the applicable indenture or waive our compliance with certain provisions of the applicable indenture and certain defaults thereunder. (Sec. 11.02).

Events of Default, Notice and Waiver

      The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

      Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under each indenture will be:

•	default in the payment of the principal of, or premium, if any, on any debt security of that series at its maturity;

•	default in making a sinking fund payment, if any, when due and payable;

•	default for 30 days in the payment of any installment of interest on any debt security of that series;

•	default for 90 days after written notice in the observance or performance of any other covenant in the relevant indenture;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

•	an event of default with respect to any other series of debt securities outstanding under the applicable indenture or an event of default under any of our other indebtedness for borrowed money in excess of $50,000,000 which results in an aggregate principal amount of at least $50,000,000 of that other series of debt securities or that other indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and that acceleration has not been rescinded or annulled within 10 days after notice of default is given; and

•	any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which that series of debt securities is issued. (Sec. 7.01).

      The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding of notice in the interest of such holders. (Sec. 8.02).

      If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of that series to be due and payable immediately. (Sec. 7.02).

      Each indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any of the holders. (Sec. 8.03). Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of that series. (Sec. 7.12). The right of a holder to institute a proceeding with respect to the applicable indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indentures, and to institute suit for the enforcement of these rights. (Sec. 7.07 and Sec. 7.08).

      The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

•	a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series;

•	a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of that series; and

•	a default in respect of a covenant or provision of the applicable indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Sec. 7.13).

      We will furnish to the trustee annual statements as to the fulfillment of our obligations under each indenture. (Sec. 9.04 and Sec. 12.05).

Concerning the Trustee

      Affiliates of J.P. Morgan Trust Company, N.A., the current trustee under the indentures, provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee is a depository of our funds and holds our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than J.P. Morgan Trust Company, N.A. is to act as trustee for a series of debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

Defeasance of the Indenture and Debt Securities

      The indentures permit us to be discharged from our obligations under the indentures and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Sec. 6.02).

      Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities then from and after the ninety-first day following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series and

•	our obligations under each indenture with respect to the debt securities of that series will cease to be in effect.

      Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

      Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Provisions Applicable Solely to Subordinated Securities

General

      We are issuing subordinated debt securities under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness, as defined below, including any senior debt securities, that may be outstanding from time to time.

      If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in the applicable prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.

Subordination

      The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. (Sec. 13.01). The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

      The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

•	any acceleration of the principal amount due on the subordinated debt securities;

•	our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

•	a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

•	an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

      If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.

Subrogation

      After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

Provisions Applicable Solely to Senior Securities

Restrictions as to Liens

      The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

•	any shares of capital stock owned by us of any of American Express Travel Related Services Company, Inc., American Express Bank Ltd. or American Express Financial Corporation, so long as they continue to be our subsidiaries, which we refer to collectively as the “principal subsidiaries”; or

•	any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiaries.

      However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. However, we may incur or allow to exist upon the stock of the principal subsidiaries liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days. (Sec. 12.07(a)).

      This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities. (Sec. 12.07(b)).

DESCRIPTION OF PREFERRED SHARES

General

      The following briefly summarizes the material terms of our preferred shares, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. You should read the applicable prospectus supplement together with the certificate of designation relating to that series and our restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.

      Under our restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2⁄3 per share. We do not currently have any outstanding preferred shares and therefore all 20,000,000 shares are still available for issuance. Our board of directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.

      The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:

•	the title and number of shares offered and liquidation preference per share;

•	the price per share;

•	the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	whether dividends are participating or non-participating;

•	any redemption, sinking fund or analogous provisions;

•	any conversion or exchange provisions;

•	whether we have elected to offer depositary shares with respect to the preferred shares, as described below under “Depositary Shares”;

•	whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights;

•	the procedures for any auction and remarketing of the preferred shares; and

•	any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

      When issued, the preferred shares will be fully paid and nonassessable.

Dividend Rights

      All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.

Rights Upon Liquidation

      Unless otherwise specified in the applicable prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights

      Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.

      At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director's successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director's successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.

      The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:

•	the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

•	an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

•	the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

      In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

DESCRIPTION OF DEPOSITARY SHARES

      The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement, the depositary shares and the depositary receipts is a summary of general terms and is not complete. This description is subject to, and qualified in its entirety by reference to, the forms of deposit agreement and depositary receipts relating to each series of preferred shares which have been filed with the SEC in connection with the offering of that series of preferred shares. You should read those documents for further information.

General

      We may elect to offer fractional interests in preferred shares rather than preferred shares. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.

      The depositary will be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, the owners of depositary shares will be entitled to all the rights and preferences of the preferred shares underlying those depositary shares, including dividend, voting, redemption, conversion and liquidation rights. Each owner of depositary shares will be entitled to these rights and preferences in proportion to the applicable fractional interests in preferred shares underlying their depositary shares.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of the related depositary shares in proportion to the number of those depositary shares owned by those holders on the relevant record date. The depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed due to this restriction will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

      In the event of a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares. If, however, the depositary determines that it is not feasible to make that distribution, the depositary may, with our approval, sell such property and distribute instead the net proceeds from that sale.

      The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to the holders of depositary shares.

Redemption of Depositary Shares

      If a series of the preferred shares that underlies the depositary shares is redeemed, the depositary will in turn redeem the depositary shares. The depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred shares it holds. The depositary will mail notice of any such redemption to the record holders of the depositary shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred shares. If less than all of the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or redeem those shares pro rata.

      The depositary shares called for redemption will no longer be deemed to be outstanding after the date fixed for redemption. All rights of the holders of the depositary shares will cease, except the right to receive the moneys, securities or other property payable upon redemption upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Shares

      The holders of depositary shares will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares held by the depositary. Upon the receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying such depositary shares in accordance with such instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to carry out this obligation.

Amendment and Termination of Depositary Agreement

      At any time, we and the depositary may agree to amend the form of depositary receipt evidencing the depositary shares or any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless that amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding.

      We or the depositary may terminate a deposit agreement only if:

•	all outstanding depositary shares relating to the depositary agreement have been redeemed; or

•	in connection with our liquidation, dissolution or winding up there has been a final distribution in respect of the relevant series of preferred shares which has been distributed to the holders of the related depositary shares.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of the depositary shares will pay transfer and other taxes and governmental charges and any other charges described in the deposit agreement.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering a notice to us. We may at any time remove the depositary. Such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares.

      Neither the depositary nor we will be liable if the depositary is prevented or delayed in performing its obligations under the deposit agreement by law or any circumstance beyond its control. The obligations of us and the depositary under the deposit agreement will be limited to performance in good faith of our and its respective duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless a satisfactory indemnity is provided. We and the depositary may rely upon written advice of counsel or accountants, information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent.

DESCRIPTION OF COMMON SHARES

      The following summary does not purport to be complete. You should read the applicable provisions of the New York Business Corporation Law, our restated certificate of incorporation and by-laws.

      We are authorized to issue up to 3,600,000,000 common shares, par value $.20 each. At July 23, 2004, we had outstanding 1,267,801,735 common shares. As of December 31, 2003, we had reserved approximately 187,700,000 common shares for issuance with respect to various employee stock plans, employee benefit plans, convertible debentures, and the dividend reinvestment plan.

      Subject to the prior dividend rights of the holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

      Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights. In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders. The common shares are not subject to redemption by operation of a sinking fund or otherwise. Holders of common shares are not entitled to pre-emptive rights. The issued and outstanding common shares are fully paid and nonassessable.

DESCRIPTION OF SECURITIES WARRANTS

      We may issue warrants for the purchase of:

•	debt securities,

•	preferred shares,

•	depositary shares,

•	common shares or

•	equity securities issued by one of our affiliated or unaffiliated corporations or other entity.

      We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of securities warrants. A copy of the form of securities warrant agreement, including the form of securities warrant certificate representing the securities warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain portions of the form of securities warrant agreement and the securities warrants does not purport to be complete and further terms of the securities warrants and the applicable securities warrant agreement will be described in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the following terms, where applicable, of the securities warrants in respect of which this prospectus is being delivered:

•	the title and aggregate number;

•	the price or prices at which they will be issued;

•	the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

•	the designation, aggregate principal amount and terms of the securities purchasable upon exercise;

•	the designation and terms of the securities with which the securities warrants are issued and the number of the securities warrants issued with each security;

•	the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

•	if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

•	the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

•	the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the securities warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations; and

•	any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

      Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise.

DESCRIPTION OF CURRENCY WARRANTS

      We may issue warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies. A copy of the form of currency warrant agreement, including the form of currency warrant certificate representing the currency warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain portions of the form of currency warrant agreement and the currency warrants does not purport to be complete and contains only some of the general terms and provisions of the warrants. The particular terms of the currency warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the currency warrants then offered will be described in the applicable prospectus supplement.

      Each issue of currency warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The currency warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such currency warrants.

      The applicable prospectus supplement will describe the following terms, where applicable, of the currency warrants in respect of which this prospectus is being delivered:

•	the aggregate amount and number;

•	the offering price;

•	the designated currency, which currency may be a foreign currency or a composite currency, and information regarding that currency or composite currency;

•	the date on which the right to exercise the currency warrants commences and the date on which that right expires;

•	the manner in which the currency warrants may be exercised;

•	the circumstances which will cause the currency warrants to be deemed automatically exercised;

•	the minimum number, if any, of the currency warrants exercisable at any one time and any other restrictions on exercise;

•	the method of determining the amount payable in connection with the exercise of the currency warrants, including the strike price or range of strike prices of the currency warrants, the method of determining the spot exchange rate and the U.S. dollar settlement value for the currency warrants;

•	the securities exchange on which the currency warrants will be listed, if any;

•	whether the currency warrants will be represented by certificates or issued in book-entry form;

•	the place or places at which payment of the cash settlement value of the currency warrants is to be made, if applicable;

•	information with respect to book-entry procedures, if any;

•	the plan of distribution of the currency warrants; and

•	any other terms of the currency warrants.

      Prospective purchasers of the currency warrants should be aware of special federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe such tax considerations.

DESCRIPTION OF OTHER WARRANTS

      We may issue other warrants to buy or sell:

•	debt securities of or guaranteed by the United States,

•	units of a stock index or stock basket,

•	a commodity or a unit of a commodity index or

•	another item or unit of an index.

      We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in the applicable prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such other warrants. Copies of the forms of warrant agreements in respect of the other warrants, including the related forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part. The following summary of certain portions of those warrant agreements and related other warrants does not purport to be complete and further terms of those other warrants and the applicable warrant agreements will be described in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the following terms, where applicable, of the other warrants:

•	the title and aggregate number;

•	the offering price;

•	the material risk factors;

•	the warrant property;

•	the procedures and conditions relating to exercise;

•	the date on which the right to exercise will commence and the date on which that right will expire;

•	the identity of the other warrant agent for the other warrants;

•	whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

•	a discussion of the material federal income tax considerations applicable to the other warrants; and

•	any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

      The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

      We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers,

•	directly to one or more purchasers,

•	through agents or

•	through a combination of any of such methods of sale.

      The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•	the name or names of any agents or underwriters,

•	the purchase price of such securities and the proceeds to us from such sale,

•	any underwriting discounts and other items constituting underwriters' or agents' compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers and

•	any securities exchanges on which such securities may be listed.

      Only agents or underwriters named in the prospectus supplement are deemed to be agents or underwriters in connection with the securities offered thereby. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, either:

•	at a fixed public offering price or prices,

•	at market prices prevailing at the time of sale,

•	at varying prices determined at the time of sale or

•	at negotiated prices.

      The obligations of the underwriters to purchase the securities will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement relating to those securities if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may also sell securities directly or through agents that we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the applicable prospectus supplement. Any commissions payable by us or to that agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

      If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount (in the case of debt securities) of the particular securities that may be sold pursuant to those arrangements.

      Institutional investors to which offers may be made, when authorized, include, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions we may approve. The obligations of any purchasers under this delayed delivery and payment arrangement will only be subject to the following two conditions:

•	at the time of delivery the purchase of the particular securities by an institution will not be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

•	if the particular securities are being sold to underwriters, we will have sold to those underwriters the total principal amount of those securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements.

      Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or institutional investors.

      In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

      The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of the underwriter in stabilizing or short-covering transactions.

      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

      Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

      We estimate that total expenses for the offering, excluding underwriting or agency commissions or discounts, will be approximately $2,000,000.

LEGAL MATTERS

      Louise M. Parent, Esq., our Executive Vice President and General Counsel, will pass upon the validity of the securities for us. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for us and our subsidiaries or affiliates and may do so in the future.

EXPERTS

      The consolidated financial statements of American Express Company incorporated by reference in American Express Company's Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited consolidated interim financial information of American Express Company for the three-month periods ended March 31, 2004 and March 31, 2003 and for the three and six-month periods ended June 30, 2004 and June 30, 2003, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2004 and July 27, 2004, included in American Express Company's Quarterly Report on Forms 10-Q for the quarters ended March 31, 2004 and June 30, 2004, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

$1,000,000,000
$                       % Notes due September       , 2011
$                       % Notes due September       , 2016

American Express Company

PROSPECTUS SUPPLEMENT

Credit Suisse	Banc of America Securities LLC
BNP PARIBAS
Mitsubishi UFJ Securities
RBS Greenwich Capital
Wachovia Securities
The Williams Capital Group, L.P.

September    , 2006